EXHIBIT 32.1

CERTIFICATION OF CHIEF EXECUTIVE OFFICER OF
 NATURE’S SUNSHINE PRODUCTS, INC.
PURSUANT TO 18 U.S.C. § 1350

In connection with the accompanying report on Form 10-K for the year ended December 31, 2007 and filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Douglas Faggioli, President and Chief Executive Officer of Nature’s Sunshine Products, Inc. (the “Company”), hereby certify that:

1.               the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.               the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ DOUGLAS FAGGIOLI
Douglas Faggioli
President and Chief Executive Officer
October 6, 2008